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                                                                 EXHIBIT 10.18
                             SUBLEASE AGREEMENT

        THE SUBLEASE AGREEMENT is made and entered into on this 31st day of December, 1997 by and between ITS SUPPLY CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "Sublessee"), and International Tool & Supply Company, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "Sublessor").

                                 WITNESSETH:

        WHEREAS, Sublessor is the Lessee under a Lease Contract (the "Lease") entered into by and between Camac Holdings, Inc., as Lessor ("Camac") and Sublessor, which Lease includes 10,454 square feet of Rentable Area located on the fourth floor of the building currently known as "Camac Plaza", located at 4669 Southwest Freeway, Houston, Texas; and

        WHEREAS, Sublessee desires to sublease 10,454 square feet of Rentable Area located on the fourth floor of Camac Plaza and 238 square feet of Rentable Area currently used for storage located on the first floor of Camac Plaza (collectively, the "Sublease Area") from Sublessor pursuant to and subject to the terms and conditions hereinafter set forth;

        NOW THEREFORE, in consideration of the mutual covenants and promises set forth below, the parties hereto do hereby agree as follows:

1. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor the Sublease Area pursuant to and subject to the terms and conditions hereinafter set forth. The Sublease Area is subleased "as is" and neither Sublessor nor Camac (or its successors or assigns) shall have any obligation to make improvements thereto.

2. This Sublease shall become effective on January 1, 1998 and, except as otherwise provided herein, shall continue in full force until the 30th day of June 1999. Notwithstanding the foregoing, however, Sublessee shall have the right to terminate this Sublease Agreement, and the sublease thereunder, at any time by giving no less than twelve (12) months written notice of its intent to so terminate prior to such termination.

3. Sublessee agrees to pay without demand a rental rate of $9,028.00 per month for the Sublease Area located on the fourth floor and $236.00 per month for the Sublease Area located on the first floor. Such rental rate shall be due and payable on the first day of each calendar month, and Sublessee hereby agrees to pay such rent monthly in advance without demand to Sublessor at Sublessor's address as may be designated from time to time by Sublessor.

4. Sublessor agrees that there shall be no escalation in the rental rate to be paid by Sublessee during the term of this Sublease.




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5.      Except as expressly otherwise provided herein, Sublessee agrees to be bound by all of the terms and conditions of the Lease (including Exhibit "D"thereto), a copy of which is attached hereto, as if Sublessee were the Lessee thereunder and Sublessor were the Lessor thereunder. Additionally, Sublessee understands and agrees that, except with respect to any amounts to be paid by Sublessee to Sublessor hereunder, Camac (and its successors and assigns) shall also be entitled to enforce the performance of Sublessee's covenants, duties and obligations under this Sublease and the Lease.

        IN WITNESS THEREOF, this Agreement has been executed on the date first written above.

ITS SUPPLY CORPORATION                          INTERNATIONAL TOOL & SUPPLY
                                                COMPANY, INC.



By:                                             By:
    ----------------------------------              ---------------------------
        Kendal A. Gladys                               Greg O'Brien
        Chairman                                       Vice President


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                             APPROVAL OF SUBLEASE

Camac Holdings, Inc. ("Camac"), Lessor under that Lease Contract (the "Lease") entered into by and between Camac, as Lessor and International Tool & Supply Company, Inc. ("ITS"), as Lessee, which Lease includes 10,454 square feet of Rentable Area located on the fourth floor of the building currently known as "Camac Plaza", located at 4669 Southwest Freeway, Houston, Texas, hereby consents to the sublease by ITS to ITS Supply Corporation, which sublease shall be subject to the terms and conditions of a Sublease Agreement in the form attached hereto as Exhibit A.

Dated as of December 15, 1997.

CAMAC HOLDINGS, INC.



By:
    --------------------------------------
    Kamoru A. Lawal
    Senior Vice President